Evolus Reports Second Quarter 2024 Results and Raises Full Year Revenue Guidance

•Total Net Revenue of $66.9 Million for Q2 2024, Up 36% from Q2 2023
Raises Full-Year 2024 Net Revenue Guidance to $260 Million to $270 Million, Representing Year-Over-Year Growth of 34% at the Top End
•Improved Quarterly GAAP Operating Loss to $7.7 Million; Delivered First Ever Quarter of Profitability1 with Positive Non-GAAP Operating Income of $1.1 Million for Q2 2024
•Premarket Approval (PMA) Application Submitted to the U.S. Food and Drug Administration (FDA) for Evolysse™ Lift and Evolysse™ Smooth Fillers, Approval and Launch Expected in Second Half of 2025

NEWPORT BEACH, Calif., July 31, 2024 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today reported financial results for the second quarter ended June 30, 2024, and provided a business update.
“We are thrilled to have achieved quarterly profitability1 for the first time, driven by record revenue, demonstrating our continued strong execution and unwavering commitment to building a leadership position in the performance beauty industry,” said David Moatazedi, President and Chief Executive Officer. “With record quarterly revenue and all-time highs across key performance indicators, we are raising our full-year 2024 net revenue guidance to between $260 million and $270 million, equating to growth of over 30% for our fifth consecutive year since commercialization.”
“As we advance toward achieving our 2028 revenue goal of at least $700 million, we are pleased with the continued strength of Jeuveau®, the ongoing expansion of our global footprint into the largest markets internationally, and the progress we’ve made in expanding our portfolio with the recent submission of the PMA to the FDA for our first two Evolysse™ dermal filler products,” Moatazedi continued. “We anticipate approval and launch of these fillers in the second half of 2025, along with the planned approval of the Estyme® dermal filler products in Europe in late 2024 and launch in 2025.”
Second Quarter 2024 Highlights and Recent Developments
•The company’s key performance indicators maintained strong momentum during the second quarter.
◦Evolus added 770 new customer accounts in the quarter, bringing the total number of customers purchasing since launch to approximately 14,000. The reorder rate among customers was approximately 70%.2
◦Members in the Evolus Rewards consumer loyalty program grew by over 78,000 to over 900,000.3
◦Total Evolus Rewards redemptions for the quarter hit an all-time high of nearly 190,000 driven by continued demand from existing patients receiving repeat treatments at the rate of over 60%, which demonstrates sustained brand loyalty.
•The company recently announced positive topline results from a U.S. pivotal nasolabial fold (NLF) study of dermal filler products Evolysse™ Lift and Evolysse™ Smooth. Both the Evolysse™ Lift and Evolysse™ Smooth dermal filler products met their primary endpoint of non-inferiority and demonstrated statistical superiority to Restylane-L at 6 months.

•The company recently submitted its Premarket Approval (PMA) application to the U.S. FDA for the Evolysse™ Lift and Evolysse™ Smooth fillers, with approval and launch expected in the second half of 2025.
•The company broadened its global footprint by commercially launching Nuceiva® in Spain.

Second Quarter 2024 Financial Results
•Total net revenues for the second quarter of 2024 increased 36% to $66.9 million from $49.3 million in the second quarter of 2023 driven primarily by higher volumes of Jeuveau®.
•Gross profit margin and adjusted gross profit margin were 70.3% and 71.5%, respectively. Adjusted gross profit margin, which excludes amortization of intangible assets, was in line with company guidance for the full year, as noted below.
•Operating expenses for the second quarter of 2024 were $74.6 million, compared to $68.3 million in the first quarter of 2024.
•Non-GAAP operating expenses for the second quarter of 2024 were $46.7 million, compared to $42.1 million in the first quarter of 2024. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations for the second quarter of 2024 was $7.7 million, compared to $8.9 million in the first quarter of 2024. Non-GAAP income from operations in the second quarter of 2024 was $1.1 million compared to a $0.9 million loss from operations in the first quarter of 2024, representing continued progress toward achieving sustained profitability 1. Non-GAAP income (loss) from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents at June 30, 2024 were $93.7 million compared to $97.0 million at March 31, 2024. The cash balance includes the receipt of $4.2 million of remaining net proceeds from the overallotment option for our public offering in March 2024. Net cash used for operating activities in the second quarter of 2024 was lower than the first quarter of 2024, representing continued progress toward cash flow breakeven.

Outlook
•Evolus now expects total net revenues for the full year 2024 to be between $260 million and $270 million, representing year-over-year growth of 34% at the top end.
•The company continues to expect its adjusted gross profit margin for the full year 2024 to be between 68% and 71%.
•Evolus continues to expect its full-year non-GAAP operating expenses to be between $185 million and $190 million.
•The company continues to expect to achieve positive non-GAAP operating income on a consolidated basis for the fourth quarter of 2024 and for the full year 2025.
•Evolus expects to continue expanding into additional countries with Nuceiva®, most notably the company launched in Australia in Q3 2024.
•Evolus expects regulatory approvals for the remaining Estyme® dermal filler products in Europe in late 2024.
•The company projects its total net revenue can reach at least $700 million by 2028, a compound annual growth rate of 28% from 2023, based on the combination of its existing aesthetic neurotoxin business and anticipated launch of the Evolysse™ HA dermal filler product line beginning in 2025.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13747672. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Evolus, Inc.
Evolus (NASDAQ: EOLS) is a global performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, and the exclusive distributor in Europe of Estyme®, a line of unique dermal fillers currently in late-stage development. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.
1 "Profitability" is not a measure presented in accordance with GAAP. Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. See "Use of Non-GAAP Financial Measures" below for more information on the company's use and definitions of non-GAAP measures.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through June 30, 2024.
3 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through June 30, 2024.

Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP income (loss) from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization. Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP income (loss) from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP income (loss) from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations presented herein to gross profit, gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP Income (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-

GAAP operating expenses for full year 2024 and the company’s expected non-GAAP operating income (loss) for the fourth quarter of 2024 and full year 2025. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin, non-GAAP operating expenses or non-GAAP operating (loss) because a reconciliation of such measures to forward-looking GAAP gross profit margin, GAAP operating expenses and GAAP loss from operations, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market conditions and consumer demand; timing of regulatory submissions and approvals; expansions into new markets; the company’s long-term revenue outlook and its financial outlook for 2024 and, in the case of non-GAAP operating income, 2025; and the company’s cash position and expectations for reaching profitability1 and funding the company’s operations.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission on May 7, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 expected to be filed with the Securities and Exchange Commission on or about July 31, 2024. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Investor Contact:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media Contact:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$66,222	$48,680	$125,186	$89,727
Service revenue	687	666	1,056	1,340
Total net revenues	66,909	49,346	126,242	91,067

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	19,077	14,712	37,144	26,858
Selling, general and administrative	50,152	41,174	95,275	78,558
Research and development	2,350	1,208	4,428	2,589
In-process research and development	—	4,441	—	4,441
Revaluation of contingent royalty obligation payable to Evolus Founders	1,605	1,682	3,183	3,330
Depreciation and amortization	1,427	1,247	2,836	2,449
Total operating expenses	74,611	64,464	142,866	118,225
Loss from operations	(7,702)	(15,118)	(16,624)	(27,158)
Other income (expense):
Interest income	1,029	164	1,546	263
Interest expense	(4,696)	(3,182)	(9,398)	(5,971)
Other income (expense), net	62	19	107	(19)
Loss before income taxes:	(11,307)	(18,117)	(24,369)	(32,885)
Income tax expense	43	23	90	46
Net loss	$(11,350)	$(18,140)	$(24,459)	$(32,931)
Other comprehensive loss:
Unrealized loss, net of tax	(44)	(52)	(174)	(131)
Comprehensive loss	$(11,394)	$(18,192)	$(24,633)	$(33,062)
Net loss per share, basic and diluted	$(0.18)	$(0.32)	$(0.40)	$(0.58)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	62,725	56,920	60,761	56,699

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$93,671	$62,838
Accounts receivable, net	43,149	30,529
Inventories	13,381	10,998
Prepaid expenses and other current assets	7,933	8,056
Total current assets	158,134	112,421
Noncurrent assets	75,638	76,577
Total assets	$233,772	$188,998
Accounts payable and accrued expenses	$43,071	$38,084
Other current liabilities	11,047	10,207
Total current liabilities	54,118	48,291
Term loan, net of discount and issuance costs	120,918	120,359
Other noncurrent liabilities	39,422	41,037
Total liabilities	$214,458	$209,687
Total stockholders’ equity (deficit)	$19,314	$(20,689)

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,			Three Months Ended June 30,
	2024	2023		2024
Net cash (used in) provided by:
Operating activities	$(17,085)	$(33,897)	*	$(6,470)
Investing activities	(2,051)	(727)		(1,254)
Financing activities	50,143	22,538		4,481
Effect of exchange rates on cash	(174)	(131)		(44)
Change in cash and cash equivalents	30,833	(12,217)		(3,287)
Cash and cash equivalents, beginning of period	62,838	53,922		96,958
Cash and cash equivalents, end of period	$93,671	$41,705		$93,671

*Includes a settlement payment of $5.0 million to Allergan/Medytox in the six months ended June 30, 2023.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total net revenues	$66,909	$49,346	$126,242	$91,067
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	19,077	14,712	37,144	26,858
Amortization of distribution right intangible asset	764	739	1,527	1,477
Total cost of sales	19,841	15,451	38,671	28,335
Gross profit	47,068	33,895	87,571	62,732
Gross profit margin	70.3%	68.7%	69.4%	68.9%
Add: Amortization of distribution right intangible asset	764	739	1,527	1,477
Adjusted gross profit	$47,832	$34,634	$89,098	$64,209
Adjusted gross profit margin	71.5%	70.2%	70.6%	70.5%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2024	2023	2024	2023	2024
GAAP operating expense	$74,611	$64,464	$142,866	$118,225	$68,255
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	19,077	14,712	37,144	26,858	18,067
Revaluation of contingent royalty obligation	1,605	1,682	3,183	3,330	1,578
Stock-based compensation:
Included in selling, general and administrative	5,552	3,983	10,415	7,150	4,863
Included in research and development	232	188	448	315	216
Depreciation and amortization	1,427	1,247	2,836	2,449	1,409
Non-GAAP operating expense	$46,718	$42,652	$88,840	$78,123	$42,122

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP Income (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2024	2023	2024	2023	2024
GAAP (loss) from operations	$(7,702)	$(15,118)	$(16,624)	$(27,158)	$(8,922)
Adjustments:
Revaluation of contingent royalty obligation	1,605	1,682	3,183	3,330	1,578
Stock-based compensation:
Included in selling, general and administrative	5,552	3,983	10,415	7,150	4,863
Included in research and development	232	188	448	315	216
Depreciation and amortization	1,427	1,247	2,836	2,449	1,409
Non-GAAP income (loss) from operations	$1,114	$(8,018)	$258	$(13,914)	$(856)